Consent of Independent Registered Public Accounting Firm

The Board of Trustees and
Shareholders of DundeeWealth Funds:

We consent to the use of our report, incorporated herein by reference, dated November 28, 2012, with respect to the financial statements and financial highlights of the Smith Group Large Cap Core Growth Fund, as of September 30, 2012, and to the references to our firm under the heading "Service Providers,” “Financial Highlights”, and “Experts" in the Registration Statement on Form N-14.

Philadelphia, Pennsylvania
September 30, 2013